File No. 333-140607
As filed with the Securities and Exchange Commission on June 26, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
ON FORM S-1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIONOVO, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	20-5526892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5858 Horton Street
Suite 400
Emeryville, California 94608
(510) 601-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Isaac Cohen
Chairman and Chief Executive Officer
Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA 94608
(510) 601-2000
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Robert H. Cohen, Esq.
Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, New York 10166
Phone: (212) 801-9200
Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public.  From time to time after this Registration Statement becomes effective, as determined by the selling stockholders named in the prospectus contained herein.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Pursuant to Rule 429(b) under the Securities Act of 1933, this Post-Effective Amendment on Form S-1 also serves as a post-effective amendment to Registration Statement No. 333-126399, which post effective amendment shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment on Form S-1 and in accordance with Section 8(c) of the Securities Act of 1933.  If securities previously registered under Registration Statements No. 333-140607 or 333-126399 are offered and sold before the effective date of this Post-Effective Amendment on Form S-1, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

Explanatory Note

On August 6, 2008, Bionovo, Inc. filed Post-Effective Amendment No. 3 on Form S-3 to its registration statement on Form SB-2 (File No. 333−140607), which post-effective amendment was declared effective on September 2, 2008 (as amended, the “Registration Statement”), to among other things, convert such registration statement on Form SB-2 into a registration statement on Form S-3 in reliance upon Rule 401 under the Securities Act of 1933, as amended.  The prospectus contained in the Registration Statement was a combined prospectus under Rule 429(a) under the Securities Act of 1933 and related to (i) 11,157,425 shares of our common stock initially registered on a Registration Statement on Form SB-2 (File No. 333-140607) filed with the SEC on February 12, 2007 and (ii) 51,072,722 shares of our common stock initially registered on a Registration Statement on Form SB-2 (File No. 333-126399) filed with the SEC on July 5, 2005.  These registration statements were filed to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, such number of shares of our common stock (and common stock issuable upon the exercise of warrants), which the Selling Stockholders had acquired from us in one or more private placements.

On May 1, 2009, we ceased to be eligible to register the shares described above on Form S-3.  Accordingly, we hereby amend the Registration Statement by filing this Post-Effective Amendment on Form S-1 (“Post-Effective Amendment”) to, among other things: (i) allow the Selling Stockholders to sell, from time to time, up to 26,092,046 shares of our common stock; (ii) convert the Registration Statement from a registration statement on Form S-3 into a registration statement on Form S-1; (iii) remove from registration by means of this Post-Effective Amendment an aggregate of 36,138,101 outstanding shares of our common stock which were covered by the Registration Statement, but are no longer required to be under the terms of our registration rights agreement with the selling stockholders named therein and herein and (iv) update the section entitled “Selling Stockholders” beginning on page 7 of the prospectus, which forms a part of this Post-Effective Amendment, to (a) reflect earlier sales or dispositions of our common stock made by the named selling stockholders and (b) the removal from registration of an aggregate of 36,138,101 outstanding shares of our common stock which were covered by the Registration Statement.

All filing fees payable in connection with the registration of these securities were previously paid. This Post-Effective Amendment does not register any additional securities.  Pursuant to Rule 429(b) under the Securities Act of 1933, this Post-Effective Amendment also serves as a post-effective amendment to Registration Statement No. 333-126399, which post effective amendment shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment and in accordance with Section 8(c) of the Securities Act of 1933.

PROSPECTUS

BIONOVO, INC.

26,092,046 Shares

Common Stock

This prospectus relates to 26,092,046 shares of our common stock that may be sold at various times by the selling stockholders identified under “Selling Stockholders,” including 5,142,858 shares of common stock issuable upon the exercise of outstanding warrants.  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any proceeds from the sale of those shares.  To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.  The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholders will be paid by them.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.”  On June 22, 2009, the last reported sale price per share of our common stock was $0.52 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2009.

TABLE OF CONTENTS

About This Prospectus	i
Summary	1
Risk Factors	3
Forward-Looking Statements	3
Use of Proceeds	4
Market Price of Our Common Stock	4
Selected Consolidated Financial Data	5
Selling Stockholders	7
Plan of Distribution	18
Description of Capital Stock	20
Legal Matters	24
Experts	24
Incorporation of Certain Documents by Reference	24
Where You Can Find More Information	25

___________________________

ABOUT THIS PROSPECTUS

We incorporate by reference important historical information into this prospectus.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Documents by Reference.” If the information in, or incorporated by reference into, this prospectus conflicts with information in a document incorporated by reference into this prospectus, the information in this prospectus will control.  All references in this prospectus to “Bionovo,” “BNVI,” the “Company,” “we,” “us” or “our” mean Bionovo, Inc. and its subsidiary, unless we state otherwise or the context otherwise requires.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the applicable dates, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in, or incorporated by reference into, other parts of this prospectus.  You should carefully read this entire prospectus before making a decision about whether to invest in our securities.

Bionovo, Inc.

Company Overview

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, MenerbaTM (formerly MF-101), represents a new class of receptor sub-type selective estrogen receptor modulator (SERM) for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed Menerba to selectively modulate estrogen receptor beta (ERß) and to provide a safe and effective alternative to existing FDA approved therapies that pose a significant risk to the patient for developing breast cancer and other serious diseases. In preclinical studies, Menerba inhibited tumor growth as well as bone resorption known to cause osteoporosis, which is commonly developed during menopause. This activity, if confirmed in clinical testing, would differentiate Menerba from some existing therapies and other therapies in clinical development. In our completed, randomized, placebo-controlled Phase II trial involving 217 patients for which we announced results in 2007, the higher of two Menerba doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes as well as a statistically significant reduction in night awakenings, when compared to placebo at 12 weeks of treatment, which represents superior efficacy to existing non-hormonal therapies. We are seeking FDA approval to conduct further clinical testing at multiple clinical sites in the U.S. We believe that Menerba’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and other therapies under development and testing.

We are also developing BezielleTM (formerly BZL101), an oral anti-cancer agent for advanced breast cancer. Unlike most other anti-cancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, Bezielle is designed to take advantage of the unique metabolism of cancer cells. Bezielle inhibits glycolysis, a metabolic pathway on which cancer cells rely. Glycolysis inhibition leads to DNA damage and death of cancer cells without lasting harm to normal cells. We believe that Bezielle may have a preferential effect on hormone-independent cancers, a subset with few treatment options. To date, 48 women with metastatic breast cancer have been treated with Bezielle in two separate Phase 1 clinical trials. As predicted by the mechanism of action, Bezielle had very limited toxicities with an extremely favorable tolerability profile. Moreover, Bezielle showed encouraging clinical activity among a cohort of women with metastatic breast cancer who had been heavily pretreated with other regimens. A Phase 2 trial has been approved by the FDA and the IRBs at several prestigious breast cancer clinical sites in the U.S.  Bionovo is awaiting funding to commence this open-label, non-randomized trial in 80 women diagnosed with metastatic breast cancer who have failed no more than two prior chemotherapy regimens. We plan to evaluate Bezielle for the treatment of other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We have a diverse pipeline of additional preclinical drug candidates in both women’s health and cancer. We have prepared an investigational new drug, or IND, application and plan to initiate a Phase I trial for our second women’s health drug candidate, SealaTM (formerly VG101), for the treatment of post-menopausal vulvar and vaginal atrophy, or ”vaginal dryness”. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process targets herbs and other botanical sources, used in Traditional Chinese Medicine, believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to isolate and purify botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on the approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Corporate Information

Our principal executive offices are located at 5858 Horton Street, Suite 400, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

The Offering

Common stock being offered by
the selling stockholders:

Number of shares outstanding	20,949,188 shares

Number of shares issuable upon exercise of warrants	5,142,858 shares

Total	26,092,046 shares

Common stock outstanding	76,363,101 (as of June 3, 2009)

Use of proceeds
The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants currently outstanding, to the extent any of the warrants are exercised for cash, if at all.

The NASDAQ Capital Market Symbol	BNVI

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference into this prospectus before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contain forward−looking statements.  Statements made in, or incorporated by reference into, this prospectus other than statements of historical fact, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  When used in, or incorporated by reference into, this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included under Item 1A to our Annual Report on Form 10−K for the year ended December 31, 2008, which is incorporated by reference into this prospectus.  We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements contained in, or incorporated by reference into, this document; such statements need to be evaluated in light of all the information contained in, or incorporated by reference into, this document.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants currently outstanding, to the extent any of the warrants are exercised for cash, if at all.  We would expect that proceeds of any such exercise of warrants would be used for working capital.  As of June 1, 2009, there have been no exercises of such warrants, and we have warrants to purchase up to all of the 5,142,858 shares of common stock outstanding.  Upon the exercise of such outstanding warrants, we could receive a maximum of $8,413,727.  We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders.  Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.”  On June 22, 2009, the last reported sale price per share of our common stock was $0.52 per share.

	Fiscal 2009		Fiscal 2008		Fiscal 2007
	High	Low	High	Low	High	Low
First Quarter	$0.40	$0.18	$2.15	$1.12	$6.80	$1.50
Second Quarter (1)	$0.95	$0.22	$1.55	$0.76	$6.13	$3.31
Third Quarter	—	—	$1.49	$0.70	$4.93	$2.67
Fourth Quarter	—	—	$0.93	$0.17	$4.10	$1.50
__________________________

(1)            Through June 22, 2009.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data presented below as of and for the fiscal years ended December 31, 2008, 2007, 2006, 2005, 2004 and for the cumulative period since inception (February 1, 2002) through December 31, 2008 have been derived from our consolidated financial statements.  Our consolidated financial statements as of December 31, 2008 and 2007 and for the fiscal years ended December 31, 2008, 2007 and 2006 are incorporated by reference into this prospectus.  Our consolidated financial statements as of December 31, 2006, 2005 and 2004 and for the fiscal years ended December 31, 2005 and 2004 are not incorporated by reference into this prospectus. The selected condensed consolidated financial data presented below as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 have been derived from our condensed financial statements incorporated by reference into this prospectus, and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our financial position and results of operations as of and for these periods. Data from interim periods are not necessarily indicative of the results to be expected for a full year. This selected consolidated financial data should be read in conjunction with  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

	Year Ended December 31,					Accumulated from February 1, 2002 (Date of inception) to December 31,	Three Months Ended March 31,
	2008	2007	2006	2005	2004	2008	2009	2008
				(in thousands, except per share data)			(unaudited)

Statements of Operations Data:
Revenues	$233	$582	$15	$15	$45	$892	$—	$—
Operating expenses:
Research and development	11,416	9,938	4,021	1,536	276	27,208	3,601	2,387
General and administrative	6,097	4,284	1,799	1,055	277	13,549	1,009	1,822
Merger cost	—	—	—	1,964	—	1,964	—	—
Total operating expenses	17,513	14,222	5,820	4,555	553	42,721	4,610	4,209
Loss from operations	(17,280)	(13,640)	(5,805)	(4,540)	(508)	(41,829)	(4,610)	(4,209)
Change in fair value of warrant liability	—	—	—	831	—	831	—	—
Interest income	730	850	262	148	—	1,990	54	306
Interest expense	(129)	(87)	(47)	(74)	(29)	(366)	(33)	(27)
Other expense	(17)	(21)	(25)	(2)	—	(63)	(79)	(19)
Loss before income tax	(16,696)	(12,898)	(5,615)	(3,637)	(537)	(39,437)	(4,668)	(3,949)
Income tax provision	(4)	(3)	(3)	(1)	(1)	(13)	—	—
Net loss	$(16,700)	$(12,901)	$(5,618)	$(3,638)	$(538)	$(39,450)	$(4,668)	$(3,949)
Basic and diluted net loss per common share	$(0.22)	$(0.20)	$(0.11)	$(0.09)	$(0.03)	$(0.94)	$(0.06)	$(0.05)
Shares used in computing basic and diluted net loss per common share	76,353	65,763	49,923	40,063	20,400	42,101	76,363	76,343

	At December 31,					At
	2008	2007	2006	2005	2004	March 31, 2009
	(in thousands)
Balance Sheet Data:						(unaudited)
Cash, cash equivalents and short term investments	$13,563	$33,296	$3,055	$6,448	$196	$5,338
Working capital	12,165	31,271	2,153	5,954	(533)	7,457
Total assets	22,504	38,165	4,972	7,094	284	17,667
Non-current portion of lease obligations	545	526	301	240	—	392
Accumulated deficit	(39,450)	(22,750)	(9,849)	(4,231)	(594)	(44,118)
Total shareholders’ equity (deficit)	19,632	34,922	3,496	6,201	(564)	15,132

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the individuals and the companies listed in the table below, and their respective pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, the number of shares of common stock and common stock underlying warrants owned by the selling stockholders prior to this offering, the number of shares of common stock beneficially owned by the selling stockholders prior to this offering, the total number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholders will beneficially own after this offering.  Except as noted below and under the heading “Description of Capital Stock — Warrants”, the selling stockholders do not have, or within the past three years have not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or were not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholders and our transfer agent and as of the date the same was provided to us, assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by it that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which it provided the information set forth in the table below.

We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares that may be resold.

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Advantus Capital LP (5)	240,000	84,000	324,000	84,000	240,000	*

All In LLC	19,870	11,667	31,537	11,667	19,870	*

Allen Kent Davis R/O IRA	26,666	9,333	35,999	9,333	26,666	*

Alpin Family Revocable Trust DTD 4/24/2003 (6)	50,000	17,500	67,500	17,500	50,000	*

Thomas L Aman & Tanya Aman	10,000	3,500	13,500	3,500	10,000	*

Cristy A Burgun & Ken Anderson	33,333	11,667	45,000	11,667	33,333	*

Bradley C Arnold	17,000	5,950	22,950	5,950	17,000	*

Andrew Toolson Roth IRA	34,066	11,923	45,989	11,923	34,066	*

Atwood-Rasely Family Trust DTD 3/29/2005 (7)	58,333	11,667	70,000	11,667	58,333	*

Henry Beinstein (8)	200,000	70,000	270,000	70,000	200,000	*

Cory Bengtzen	10,000	3,500	13,500	3,500	10,000	*

Daipayan Bhattacharya	16,667	5,833	22,500	5,833	16,667	*

Barry Bickmore	237,000	65,450	302,450	65,450	237,000	*

Brandon Bickmore	323,333	95,667	419,000	95,667	323,333	*

Gerald A Bickmore	13,333	4,667	18,000	4,667	13,333	*

Joshua F Black	33,333	11,667	45,000	11,667	33,333	*

Winston Black	1,333	467	1,800	467	1,333	*

Blaylock Capital, LLC	199,569	97,284	296,853	97,284	199,569	*

Blue Sand Holdings (9)	33,333	11,667	45,000	11,667	33,333	*

BNO LLC (10)	33,333	11,667	45,000	11,667	33,333	*

Karen J Brunelle	33,333	11,667	45,000	11,667	33,333	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Building Dynamics Inc PSP DTD 2/1/1984 (11)	63,333	22,167	85,500	22,167	63,333	*

Cambria Asset Management, LLC (12)	1,082,000	1,047,000	2,129,000	1,047,000	1,082,000	1.4%

Cambria Capital, LLC	-	72,676	72,676	72,676	-	*

CAMOFI Master LDC (13)	2,028,648	222,449	2,251,097	222,449	2,028,648	2.7%

Jonathan Mark Cannon & Tiffany M Cannon	50,000	17,500	67,500	17,500	50,000	*

Carl Hull R/O IRA	50,000	17,500	67,500	17,500	50,000	*

Jason R Carter (8)	119,800	10,500	130,300	10,500	119,800	*

Enrico D Cecala	56,667	9,333	66,000	9,333	56,667	*

Gary L Christensen & Kimberly Jo Christensen	43,333	15,167	58,500	15,167	43,333	*

Jeffrey Paul Clark & Jane Ann Clark	16,667	5,833	22,500	5,833	16,667	*

Travis Clayburn	20,000	7,000	27,000	7,000	20,000	*

Isaac Cohen (14)	9,643,094	-	9,643,094	9,643,094	-	*

Robert Henry Cohen	105,000	35,000	140,000	35,000	105,000	*

Frank Colaianni	200,000	70,000	270,000	70,000	200,000	*

Allen Conkling	166,666	23,333	189,999	23,333	166,666	*

George Conwill	10,000	4,900	14,900	4,900	10,000	*

Brooks Corbin	66,667	23,333	90,000	23,333	66,667	*

Donald Corbin	33,333	11,667	45,000	11,667	33,333	*

Stephen Crandall	33,333	11,667	45,000	11,667	33,333	*

Creative Concrete Inc	33,333	11,667	45,000	11,667	33,333	*

Robert H Curtis & Cheryl A Curtis	33,333	11,667	45,000	11,667	33,333	*

Dale & Sharen Hamilton Trust DTD 8/26/1992 (15)	16,667	5,833	22,500	5,833	16,667	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

David P Damus	66,667	23,333	90,000	23,333	66,667	*

Beverly M Davis	33,333	11,667	45,000	11,667	33,333	*

Dave Hasleton IRA	73,333	25,667	99,000	25,667	73,333	*

Don J DeCristo	416,666	58,333	474,999	58,333	416,666	*

David Mark Dee	104,166	5,833	109,999	5,833	104,166	*

David Drury & Kim Drury	50,000	17,500	67,500	17,500	50,000	*

Duncan Capital, LLC (16)	20,000	281,040	304,040	281,040	20,000	*

Kelly Stubbs & Misti Earnshaw	50,000	17,500	67,500	17,500	50,000	*

Extend Services PTY LTD (17)	666,666	233,333	899,999	233,333	666,666	*

Family Kudlik LP DTD 3/15/1996 (18)	33,333	11,667	45,000	11,667	33,333	*

Travis Ferran	33,333	11,667	45,000	11,667	33,333	*

Dimitri Golesis	50,000	17,500	67,500	17,500	50,000	*

Gil D Gruwer	150,000	52,500	202,500	52,500	150,000	*

Bruce Bearnson Hall	66,667	23,333	90,000	23,333	66,667	*

Denzil R Harris & Karen S Harris	16,666	5,833	22,499	5,833	16,666	*

Richard B Hasleton	30,000	10,500	40,500	10,500	30,000	*

Tom Hasleton	104,666	36,633	141,299	36,633	104,666	*

Dee W Henderson II & Tami C E Henderson	33,333	11,667	45,000	11,667	33,333	*

Randy Henderson	600,000	35,000	635,000	35,000	600,000	*

Hillview Global Alpha Fund LP (19)	-	39,550	39,550	39,550	-	*

Holly Toolson Roth IRA	34,356	5,950	40,306	5,950	34,356	*

David S Hunt	20,000	7,000	27,000	7,000	20,000	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Brian M Hymel	66,666	23,333	89,999	23,333	66,666	*

Kent Ingram	20,000	7,000	27,000	7,000	20,000	*

Iroquois Master Fund Ltd (20)	194,083	378,417	572,500	46,667	525,833	*

Frank S Jensen & Kimberley A Jensen	19,987	6,995	26,982	6,995	19,987	*

Craig N Johnson & Jana Johnson	33,333	11,667	45,000	11,667	33,333	*

Joel Johnson	66,666	23,333	89,999	23,333	66,666	*

Rick D Johnson	33,333	11,667	45,000	11,667	33,333	*

Steven G Jones	33,333	11,667	45,000	11,667	33,333	*

Todd Jones	33,333	11,667	45,000	11,667	33,333	*

Mark Kendzior	60,000	21,000	81,000	21,000	60,000	*

Gordon Charles Kerr	1,333	467	1,800	467	1,333	*

KGB Family LTD Partnership (21)	140,600	35,000	175,600	35,000	140,600	*

Kimberly Hasleton Revocable Trust DTD 11/29/2006 (22)	33,333	11,667	45,000	11,667	33,333	*

Kinarry S Patel Roth IRA	41,006	14,352	55,358	14,352	41,006	*

Tashia Kuta	6,666	2,333	8,999	2,333	6,666	*

Frank H Lam	5,000	1,750	6,750	1,750	5,000	*

Aaron Larson	16,667	5,833	22,500	5,833	16,667	*

Lasarzig Family Trust DTD 04/05/1996 (23)	319,916	5,833	325,749	5,833	319,916	*

Richard Levy	116,667	23,333	140,000	23,333	116,667	*

R. Karl Lichty & Laurens L Lichty	16,667	5,833	22,500	5,833	16,667	*

Louis J D'Ambrosio IRA	35,000	12,250	47,250	12,250	35,000	*

Michael Lloyd	23,333	8,167	31,500	8,167	23,333	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Mallette Capital Biotech Fund (24)	104,666	93,333	197,999	93,333	104,666	*

Rob Matthews	33,333	11,667	45,000	11,667	33,333	*

Mark N Schneider Family Living Trust DTD 11/10/1989 (25)	18,500	4,725	23,225	4,725	18,500	*

Shane C Mccellan	33,333	11,667	45,000	11,667	33,333	*

Bret Miller	16,667	5,833	22,500	5,833	16,667	*

Larry Miller	16,666	5,833	22,499	5,833	16,666	*

Laman Milner	33,333	11,667	45,000	11,667	33,333	*

Mobias Capital LLC (26)	166,667	58,333	225,000	58,333	166,667	*

Mark S Monsen	20,000	7,000	27,000	7,000	20,000	*

Mooson Inc (27)	13,333	4,667	18,000	4,667	13,333	*

Antoun A. Nabhan	-	5,828	5,828	5,828	-	*

Night Investments LLC (28)	46,667	16,333	63,000	16,333	46,667	*

Nite Capital LP (29)	166,666	58,333	224,999	58,333	166,666	*

Bennett C Packard & Jennifer F Packard	50,000	17,500	67,500	17,500	50,000	*

Robert Parisi	33,333	11,667	45,000	11,667	33,333	*

Snehal S Patel Roth IRA	113,660	39,780	153,440	39,780	113,660	*

Peatross Ranch LLC (30)	20,000	7,000	27,000	7,000	20,000	*

Peoa River Valley Ranch LLC (31)	173,333	60,667	234,000	60,667	173,333	*

Dean Peterson	16,666	5,833	22,499	5,833	16,666	*

Melvin Dale Peterson & Darlene B Peterson	20,000	7,000	27,000	7,000	20,000	*

Leonard J Pickens	16,657	5,830	22,487	5,830	16,657	*

Pine Brook Homes LLC (32)	16,666	5,833	22,499	5,833	16,666	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Pyramid I Partnership (33)	63,000	22,050	85,050	22,050	63,000	*

Pyramid II Partnership (34)	55,000	19,250	74,250	19,250	55,000	*

Ray Gerrity Roth IRA	148,750	10,500	159,250	10,500	148,750	*

Larry S. Richardson	6,667	2,333	9,000	2,333	6,667	*

Rulon Richins	33,333	11,667	45,000	11,667	33,333	*

Rick Robinson	50,000	17,500	67,500	17,500	50,000	*

Carl Rountree	194,686	68,140	262,826	68,140	194,686	*

Ryan 1989 Revocable Trust DTD 3/15/1989 (35)	33,333	11,667	45,000	11,667	33,333	*

Tim Ryan	62,891	22,012	84,903	22,012	62,891	*

Mark Christopher Safady	66,667	23,333	90,000	23,333	66,667	*

Jeffrey J Sandberg & Joyce Sandberg (8)	61,250	10,500	71,750	10,500	61,250	*

Scott Sexton	20,666	7,233	27,899	7,233	20,666	*

Signature Holding LLC (36)	66,667	23,333	90,000	23,333	66,667	*

Craig B Smith	166,733	58,357	225,090	58,357	166,733	*

Duane J Smith & Marilyn L Smith	72,333	25,317	97,650	25,317	72,333	*

John S Smith	66,667	23,333	90,000	23,333	66,667	*

Tony Snyder	3,500	1,225	4,725	1,225	3,500	*

Robert Strougo	16,667	5,833	22,500	5,833	16,667	*

Mary Tagliaferri (37)	9,606,094	-	9,606,094	9,606,094	-	*

Steven B Timmons & Charlotte A Timmons	66,666	23,333	89,999	23,333	66,666	*

Lanell S Topham & Ellen S Topham	33,333	11,667	45,000	11,667	33,333	*

Andrew K Toolson & Holly H Toolson	116,666	40,833	157,499	40,833	116,666	*

	Shares of Common Stock Owned	Shares of Common Stock Underlying Warrants Owned Prior	Total Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Beneficial Ownership After this Offering (3)
Name	Prior to this Offering	to this Offering	to this Offering(1)	Being Offered(2)	Number of Shares	%(4)

Triple R Development LLC (38)	160,000	56,000	216,000	56,000	160,000	*

Tucker Brook L/S Concentrated Small Cap Master Fund (39)	66,000	23,100	89,100	23,100	66,000	*

Cory Turnbow	66,667	23,333	90,000	23,333	66,667	*

Lynn Turnbow	744,166	19,833	763,999	19,833	744,166	*

Steven R Turnbow	196,667	12,833	209,500	12,833	196,667	*

Brad S Unsicker	18,000	6,300	24,300	6,300	18,000	*

Vanderhoof Family Trust (40)	300,000	-	300,000	300,000	-	*

Daniel A. Vanderhoof	80,000	-	80,000	80,000	-	*

Jim D. Vanderhoof	100,000	-	100,000	100,000	-	*

Joel Vanderhoof	870,000	42,000	912,000	762,000	150,000	*

Michael D. Vanderhoof (8)(41)	736,376	434,225	1,170,601	934,225	236,376	*

Mike Varadakis	66,666	23,333	89,999	23,333	66,666	*

Waverly Trust DTD 3/6/2006 (42)	33,333	11,667	45,000	11,667	33,333	*

James P Weddington	33,333	11,667	45,000	11,667	33,333	*

Alan H Wiener & Barbara R Wiener	16,666	5,833	22,499	5,833	16,666	*

David Todd Whiting	16,667	5,833	22,500	5,833	16,667	*

Wholesale Realtors Supply (8)(43)	206,000	72,100	278,100	72,100	206,000	*

Jared Young	83,333	29,167	112,500	29,167	83,333	*

Steven R Young & Sheri-Lyn Young	33,333	11,667	45,000	11,667	33,333	*

George Zorbas	1,333	467	1,800	467	1,333	*
_____________________________

 * Represents less than 1% of outstanding shares.
(Please see footnotes on the following pages.)

(1)	As of June 3, 2009. This table includes information for all selling stockholders under Registration Statement No. 333-140607 and Registration Statement No. 333-126399.
(2)
The total number of shares in this column includes 20,949,188 presently outstanding shares of our common stock and 5,142,858 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock.

(3)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4)
Based on 76,363,101 shares of common stock outstanding on June 3, 2009. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after June 3, 2009, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5)
Peter Aman is the Partner of Advantus Capital LP, which is the registered holder of the shares of common stock. Peter Anam, as Partner of Advantus Capital LP, has voting and disposition power over the shares owned by Advantus Capital LP.

(6)
Jason Alpin is the trustee of Alpin Family Revocable Trust DTD 4/24/2003, which is the registered holder of the shares of common stock. Mr. Alpin, as trustee of Alpin Family Revocable Trust DTD 4/24/2003, has voting and disposition power over the shares owned by Alpin Family Revocable Trust DTD 4/24/2003.

(7)
Teresa Ann Atwood is the trustee of Atwood-Rasely Family Trust DTD 3/29/2005, which is the registered holder of the shares of common stock. Ms. Atwood, as trustee of Atwood-Rasely Family Trust DTD 3/29/2005, has voting and disposition power over the shares owned by Atwood-Rasely Family Trust DTD 3/29/2005.

(8)
The selling stockholder has represented to us that such selling stockholder is an affiliate of or a person associated with a broker-dealer, and that the shares of common stock offered by such selling stockholder in this prospectus were purchased in the ordinary course of business of the selling stockholder and that at the time of the purchase, the selling stockholder had no agreements or understandings to distribute such shares of common stock.

(9)
Greg Olafson, is the trustee of Blue Sand Holdings, which is the registered holder of the shares of common stock. Mr. Olafson, as trustee of Blue Sand Holdings, has the voting and disposition power over the shares owned by Blue Sand Holdings.

(10)
Scott Mercer is the managing member of BNO LLC, which is the registered holder of the shares of common stock. Mr. Mercer, as managing member of BNO LLC, has voting and disposition power over the share owned by BNO LLC.

(11)
Harold Irving is the owner of Building Dynamics Inc PSP DTD 2/1/1984, which is the registered holder of the shares of common stock. Mr. Irving, as owner of Building Dynamics Inc PSP DTD 2/1/1984, has voting and disposition power over the shares owned by Building Dynamics Inc PSP DTD 2/1/1984.

(12)
Michael D. Vanderhoof and Eric R. Richardson are the Chairman and President, respectively, and 90% owners of Cambria Asset Management, LLC which is the registered holder of the shares of common stock. As such, they each have voting and dispositive power over the shares owned by Cambria Asset Management, LLC.

(13)
Richard Smithline and Jeffrey M. Haas are the authorized signatories of CAMOFI Master LDC, which is the registered holder of the shares of common stock. Mr. Smithline and Mr. Haas, as authorized signatories of CAMOFI Master LDC, have voting and disposition power over the shares owned by CAMOFI Master LDC.

(14)	Total includes 60,700 shares held by Mr. Cohen’s children. Mr Cohen is the custodian of the shares held by his children.
(15)
Dale Hamilton is the trustee of Dale & Sharen Hamilton Trust DTD 8/26/1992, which is the registered holder of the shares of common stock. Mr. Hamilton, as trustee of Dale & Sharen Hamilton Trust DTD 8/26/1992, has voting and disposition power over the shares owned by Dale & Sharen Hamilton Trust DTD 8/26/1992.

(16)
Total excludes 559,770 shares held directly by David Fuchs, the managing member of Duncan Capital, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Duncan Capital, LLC, has voting and disposition power over the shares owned by Duncan Capital, LLC.

(17)
Ivor Worrall, is the president of Extend Services PTY LTD, which is the registered holder of the shares of common stock. Mr. Worrall, as president of Extend Services PTY LTD, has the voting and disposition power over the shares owned by Extend Services PTY LTD.

(18)
Michael John Kudlike, is the trustee of Family Kudlik LP DTD 3/15/1996, which is the registered holder of the shares of common stock. Mr. Kudlick, as trustee of Family Kudlik LP DTD 3/15/1996, has the voting and disposition power over the shares owned by Family Kudlik LP DTD 3/15/1996.

(19)
David Spungen is the managing member of Hillview Global Alpha Fund LP, which is the registered holder of the shares of common stock. Mr. Spungen, as managing member of Hillview Global Alpha Fund LP, has voting and disposition power over the shares owned by Hillview Global Alpha Fund LP.

(20)
Includes 331,750 warrants acquired in our October 2007 public offering.  Joshua Silverman is the authorized signatory of Iroquois Master Fund Ltd, which is the registered holder of the shares of common stock. Joshua Silverman, as authorized signatory of Iroquois Master Fund Ltd, has voting and disposition power over the shares owned by Iroquois Master Fund Ltd.

(21)
Kathy Carter is the managing member of KGB Family LTD Partnership, which is the registered holder of the shares of common stock. Ms. Carter, as managing member of KGB Family LTD Partnership, has voting and disposition power over the shares owned by KGB Family LTD Partnership.

(22)
Kimberly Hasleton, is the trustee of Kimberly Hasleton Revocable Trust DTD 11/29/2006, which is the registered holder of the shares of common stock. Ms. Hasleton, as trustee of Kimberly Hasleton Revocable Trust DTD 11/29/2006, has voting and disposition power over the shares owned by Kimberly Hasleton Revocable Trust DTD 11/29/2006.

(23)
William R. Lasarzig is the trustee of the Lasarzig Family Trust, which is the registered holder of the shares of common stock. Mr. Lasarzig, as trustee of the Lasarzig Family Trust, has voting and disposition power over the shares owned by the Lasarzig Family Trust.

(24)
Quintera Mallette, M.D. is the chief executive officer of Mallette Capital Biotech Fund, LP, which is the registered holder of the shares of common stock. Ms. Mallette, as chief executive officer of Mallette Capital Biotech Fund, LP, has voting and disposition power over the shares owned by Mallette Capital Biotech Fund, LP.

(25)
Mark N. Schneider is the trustee of Mark N Schneider Family Living Trust DTD 11/10/1989, which is the registered holder of the shares of common stock. Mr. Schneider, as trustee of Mark N Schneider Family Living Trust DTD 11/10/1989, has voting and disposition power over the shares owned by Mark N Schneider Family Living Trust DTD 11/10/1989.

(26)
Michael Chase is the managing member of Mobias Capital LLC, which is the registered holder of the shares of common stock. Mr. Chase, as managing member of Mobias Capital LLC, has voting and disposition power over the shares owned by Mobias Capital LLC.

(27)
Kent Ingram is the president of Mooson Inc, which is the registered holder of the shares of common stock. Mr. Ingram as president of Mooson Inc, has voting and disposition power over the shares owned by Mooson Inc.

(28)
Don Steffensen is the managing member of Night Investments LLC, which is the registered holder of the shares of common stock. Mr. Steffensen, as managing member of Night Investments LLC, has voting and disposition power over the shares owned by Night Investments LLC.

(29)
Keith Goodman is the manager of the general partner of Nite Capital LP, which is the registered holder of the shares of common stock. Mr. Goodman, as the manager of the general partner of Nite Capital LP, has voting and disposition power over the shares owned by Nite Capital LP.

(30)
Kent Peatross is the managing member of Peatross Ranch LLC, which is the registered holder of the shares of common stock. Mr. Peatross, as managing member of Peatross Ranch LLC, has voting and disposition power over the shares owned by Peatross Ranch LLC.

(31)
Lawrence Riches is the managing member of Peoa River Valley Ranch LLC, which is the registered holder of the shares of common stock. Mr. Riches, as managing member of Peoa River Valley Ranch LLC, has voting and disposition power over the shares owned by Peoa River Valley Ranch LLC.

(32)
Chris Ott is the managing member of Pine Brook Homes LLC, which is the registered holder of the shares of common stock. Mr. Ott, as managing member of Pine Brook Homes LLC, has voting and disposition power over the shares owned by Pine Brook Homes LLC.

(33)
Deborah Koch is the chief operating officer of Pyramid I Partnership, which is the registered holder of the shares of common stock. Ms. Koch, as chief operating officer of Pyramid I Partnership, has voting and disposition power over the shares owned by Pyramid I Partnership.

(34)
Deborah Koch is the chief operating officer of Pyramid II Partnership, which is the registered holder of the shares of common stock. Ms. Koch, as chief operating officer of Pyramid II Partnership, has voting and disposition power over the shares owned by Pyramid II Partnership.

(35)
Audrey Ryan is the trustee of Ryan 1989 Revocable Trust DTD 3/15/1989, which is the registered holder of the shares of common stock. Ms. Ryan, as trustee of Ryan 1989 Revocable Trust DTD 3/15/1989, has voting and disposition power over the shares owned by Ryan 1989 Revocable Trust DTD 3/15/1989.

(36)
Rick Johnson is the managing member of Signature Holding LLC, which is the registered holder of the shares of common stock. Mr. Johnson, as managing member of Signature Holding LLC, has voting and disposition power over the shares owned by Signature Holding LLC.

(37)	Total includes 60,700 shares held by Ms. Tagliaferri’s children. Ms. Tagliaferri is the custodian of the shares held by her children.
(38)
Kevin Riches is the managing member of Triple R Development LLC, which is the registered holder of the shares of common stock. Mr. Riches, as managing member of Triple R Development LLC, has voting and disposition power over the shares owned by Triple R Development LLC.

(39)
Tucker Brooks is the director of Tucker Brook L/S Concentrated Small Cap Master Fund, which is the registered holder of the shares of common stock. Mr. Brooks, as director of Tucker Brook L/S Concentrated Small Cap Master Fund, has voting and disposition power over the shares owned by Tucker Brook L/S Concentrated Small Cap Master Fund.

(40)
Clark D. Vanderhoof is the trustee of the Vanderhoof Family Trust, which is the registered holder of the shares of common stock. Mr. Vanderhoof, as trustee of the Vanderhoof Family Trust, has voting and disposition power over the shares owned by the Vanderhoof Family Trust.

(41)
Michael D. Vanderhoof is the Chairman of Cambria Asset Management, LLC and may be deemed to be the beneficial owner of the shares registered in the name of such entity. The share amounts for Mr. Vanderhoof include 434,225 shares underlying warrants assigned to Mr. Vanderhoof by Cambria Asset Management, LLC.

(42)
Robert Carter is the trustee of Waverly Trust DTD 3/6/2006, which is the registered holder of the shares of common stock. Mr. Carter, as trustee of Waverly Trust DTD 3/6/2006, has voting and disposition power over the shares owned by Waverly Trust DTD 3/6/2006.

(43)
Gabriel Elias is the managing partner of Wholesale Realtors Supply, which is the registered holder of the shares of common stock. Mr. Elias, as managing partner of Wholesale Realtors Supply, has voting and disposition power over the shares owned by Wholesale Realtors Supply.

PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, “selling stockholders” includes the donees, pledgees, transferees or others who may later hold the selling stockholders’ interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on The NASDAQ Capital Market or on any national securities exchange, automated inter-dealer quotation system or trading facility on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

•            ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

•
block trades (which may involve crosses) in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, to facilitate the transaction;

•	purchases by a broker/dealer, as principal, and resale by the broker/dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	settlement of short sales;

•	broker/dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

In connection with any sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an “underwriter,” the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the donees, pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or their affiliated purchasers to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchasers have a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the securities offered under this prospectus may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution.

We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will total approximately $32,000. The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our authorized capital stock consists of 200,000,000 shares, of which 190,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of June 1, 2009, there were issued and outstanding 76,363,101 shares of common stock, held by approximately 205 record holders. No shares of preferred stock currently are outstanding.

The following summary of the material provisions of our common stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws.

Common Stock

Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

Market Information

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.”  On June 22, 2009, the last reported sale price per share of our common stock was $0.52 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111.

Warrants

September 2004 Bridge Financing Warrants

In connection with Bionovo Biopharmaceuticals’ $500,000 principal amount of 6% convertible secured notes bridge financing completed on September 30, 2004, Bionovo Biopharmaceuticals issued to investors in the bridge financing warrants, or bridge warrants, exercisable for 556,123 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.539416667 per share. The bridge warrants were exercisable until the earlier of September 30, 2011 and the fifth anniversary of Bionovo Biopharmaceuticals’ merger with a company required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Upon the closing of our reverse merger transaction, the bridge warrants were amended to become bridge warrants to purchase shares of our common stock upon the same terms and conditions as the bridge warrants issued by Bionovo Biopharmaceuticals. The bridge warrants expire on April 6, 2010.

The bridge warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The bridge warrants also include a “purchase price reset provision” where certain issuances of common stock or securities which may be converted into or exercised for common stock at a per share price less than the exercise price (or purchase price) of the bridge warrants, would cause such exercise price to be adjusted to the lower per share price. The bridge warrants provide, however, that until the net effect of adjustments in the exercise price require a change by at least ten cents, we will not be required to give effect to the change.

The holders of bridge warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge warrants do not confer upon holders any voting or any other rights as stockholders.

The bridge warrant holders were granted registration rights with respect to the shares of common stock into which the bridge warrants may be exercised. We were required to file a registration statement registering such shares of common stock not later than 90 days following our reverse merger transaction. If the registration statement was not declared effective within 120 days after the reverse merger, we would have been required to pay each such holder an amount equal to one percent per 30-day period of the purchase price paid by the holder for the convertible notes.

The offer and sale of the bridge warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, the bridge warrants and the common stock underlying these warrants may not be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, as partial compensation for acting as placement agent in the transaction.

April 2005 Private Placement Warrants

As part of the closing of Bionovo Biopharmaceuticals’ April 6, 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to purchase a total of 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. The warrants were exercisable in whole or in part until April 6, 2010. Upon the closing of our reverse merger transaction, the April 2005 private placement warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the April 2005 private placement warrants issued by Bionovo Biopharmaceuticals.

Commencing on the date the SEC declared effective a registration statement covering the resale of the shares of common stock underlying the April 2005 private placement warrants, we had the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of our common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000. On March 17, 2006, we issued a call notice to all holders of the common stock purchase warrants ($0.75 exercise price) issued in the April 6, 2005 and May 5, 2005 (discussed below) private placements. As of April 25, 2006, warrant holders exercised warrants to purchase 2,671,062 shares at exercise prices of $0.75 and $1.00, for which we received $2,047,281. Pursuant to warrants not being exercised by April 25, 2006, warrants representing 62,500 shares exercisable at $0.75 per share, were cancelled. Of the 2,671,062 exercised, warrants exercisable at $0.75 per share represented 2,495,125 shares, while warrants exercisable at $1.00 per share represented 175,937 shares.

The April 2005 private placement warrants contained provisions that protected the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

Under the terms of the April 2005 private placement, we agreed to file a “resale” registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We were required to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. Such resale registration statement, of which this prospectus forms a part, initially was declared effective by the SEC on November 2, 2005. If the registration statement was not declared effective within the foregoing time periods, we would have been obligated to pay liquidated damages to the investors. We were obligated to maintain the effectiveness of the “resale” registration statement until the date when all securities registered under the registration statement (i) had been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) could have been sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

In March 2006, we amended our obligations to register such shares of common stock, effective as of December 31, 2005. Our registration obligations were amended as follows:

•	to delete our mandatory obligation to register for resale the shares of common stock;

•
to delete the investors’ rights to receive liquidated damages upon our failure to timely file a registration statement to register the common stock for resale, to have such registration statement declared effective by the SEC by a specified date and to maintain the effectiveness of such registration statement; and

•	to grant the investors the right to include their shares of common stock on any registration statement we file regarding the sale of our securities to the public for cash.

In addition, we agreed in the amendments to use our commercially reasonable best efforts to maintain the resale registration statement registering, in part, such shares of common stock and declared effective by the SEC on November 2, 2005, for the period of time originally required.

The offer and sale of the April 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent.

May 2005 Private Placement Warrants

As part of the closing of our May 5, 2005 private placement, we issued five-year warrants to purchase a total of 533,750 shares of common stock at an exercise price of $0.75 per share and 533,750 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or in part until May 5, 2010.

Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the May 2005 private placement warrants, we had the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of our common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000. As described above under “April 2005 Private Placement Warrants”, we redeemed the May 2005 private placement warrants in April 2006.

The May 2005 private placement warrants contained provisions that protected the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

Under the terms of the April 2005 private placement, we agreed to file a “resale” registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We were required to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. Such resale registration statement, of which this prospectus forms a part, initially was declared effective by the SEC on November 2, 2005. If the registration statement was not declared effective within the foregoing time periods, we would have been obligated to pay liquidated damages to the investors. We were obligated to maintain the effectiveness of the “resale” registration statement until the date when all securities registered under the registration statement (i) had been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) could have been sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

In March 2006, we amended our obligations to register such shares of common stock, effective as of December 31, 2005. Our registration obligations were amended as follows:

•	to delete our mandatory obligation to register for resale the shares of common stock;

•
to delete the investors’ rights to receive liquidated damages upon our failure to timely file a registration statement to register the common stock for resale, to have such registration statement declared effective by the SEC by a specified date and to maintain the effectiveness of such registration statement; and

•	to grant the investors the right to include their shares of common stock on any registration statement we file regarding the sale of our securities to the public for cash.

In addition, we agreed in the amendments to use our commercially reasonable best efforts to maintain the resale registration statement registering, in part, such shares of common stock and declared effective by the SEC on November 2, 2005, for the period of time originally required.

The offer and sale of the May 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

In connection with the closing of the May 2005 private placement, we issued warrants to Duncan Capital, LLC, the placement agent.

January 2007 Private Placement Warrants

As part of the closing of our January 2007 private placement, we issued five-year warrants to purchase a total of 3,682,350 shares of common stock at an initial exercise price of $2.25 per share. The warrants are exercisable in whole or in part until January 19, 2012.

Commencing on the date the SEC declared effective a registration statement covering the resale of the shares of common stock underlying the January 2007 private placement warrants, the warrants are callable by us when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of $1.50.

We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144, without regard to any volume or manner-of-sale limitations by reason of Rule 144, under the Securities Act of 1933.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described in this prospectus has been passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 140,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 and for the period from February 1, 2002 (date of inception) through December 31, 2008 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference into this prospectus. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008. These consolidated financial statements have been incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus  the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 13, 2009 (as amended by our Form 10-K/A filed with the SEC on May 22, 2009);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 7, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 12, 2009; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

PART II   - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the registrant’s estimated costs and expenses of the sale and distribution of the securities being registered, exclusive of costs and expenses associated with the initial filing of the registration statement for these securities, all of which are being borne by the registrant.

Legal fees and expenses	$25,000
Accounting fees and expenses	5,000
Miscellaneous fees and expense	2,000
Total	$32,000

Item 14.  Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, the registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The registrant’s bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The registrant is not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of the registrant in the performance of his or her duties as a director or officer. The registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, the registrant has not issued unregistered securities to any person, except as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.  All recipients had adequate access, though their relationships with the registrant, to information about the registrant.

On January 19, 2007, the registrant completed a private placement to accredited investors of approximately 10,521,000 shares of its common stock, at a purchase price of $1.50 per share for gross proceeds of $15,781,500.  As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 3,682,350 shares of its common stock, at an initial exercise price of $2.25 per share. The warrants are exercisable in whole or in part until January 19, 2012.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit

2.1	Agreement of Merger and Plan of Reorganization, dated as of April 6, 2005, among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and the registrant. (1)

2.2	Agreement and Plan of Merger, dated as of June 28, 2005, between Lighten Up Enterprises International, Inc. and the registrant. (2)

3.1	Amended and Restated Certificate of Incorporation of the registrant dated as of May 9, 2007. (3)

3.2	Amended and Restated By-Laws of the registrant. (4)

4.1	Form of Common Stock Purchase Warrant used in the April 2005 and May 2005 Private Placement of Warrants. (5)

4.2	Form of Common Stock Certificate. (6)

4.3	Form of Bridge Warrant. (7)

4.4	Registration Rights Agreement, dated September 30, 2004. (8)

4.5	First Amendment to Registration Rights Agreement effective as December 31, 2005 among the registrant and the signatories thereto. (9)

4.6	Amendment to Registration Rights Agreement effective as December 31, 2005 among the registrant and the signatories thereto. (9)

4.7	Form of Common Stock Purchase Warrant used in October 2007 public offering. (10)

4.8	Form of Common Stock Purchase Warrant used in January 2007 private placement. (11)

4.9	Form of Registration Rights Agreement used in January 2007 private placement. (11)

5.1	Opinion of Greenberg Traurig, LLP (counsel to the registrant). (12)

10.1	Form of Private Placement Subscription Agreement used in May 2005 private placement. (5)

10.2	Form of Private Placement Investor Questionnaire used in May 2005 private placement. (5)

10.3	Form of Private Placement Registration Rights Agreement used in May 2005 private placement. (5)

10.4	Form of Private Placement Acknowledgement and Amendment used in May 2005 private placement. (5)

10.5	Stock Incentive Plan, as amended. (13)

10.6	Amended and Restated Executive Employment Agreement effective January 1, 2008, between the registrant and Isaac Cohen. (14)

10.7	Amended and Restated Executive Employment Agreement effective January 1, 2008, between Bionovo, Inc. and Mary Tagliaferri. (14)

10.8
Licensing and Technology Transfer Agreement, dated as of November 6, 2003, with United Biotech Corporation (certain terms of this agreement have been omitted and are subject to confidential treatment granted by the SEC). (15)

10.9	Landlord Consent to Sublease, dated as of December 30, 2003, with Extensity, Inc. and CA- Emeryville Properties Limited Partnership. (7)

10.10	Landlord Consent to Addendum to Sublease, dated July 16, 2004, with CA-Emeryville Properties Limited Partnership and Geac Enterprise Solutions, Inc. (7)

10.11	Office Lease, dated as of July 6, 2005, with Emery Station Joint Venture, LLC. (7)

10.12	Merrill Lynch Bank USA Irrevocable Letter of Credit. (7)

10.13	Underwriting Agreement, dated October 31, 2007, between Bionovo, Inc. and BMO Capital Markets Corp. (10)

10.14	Subscription Agreement used in January 2007 private placement. (11)

10.15	Offer Letter, dated May 29, 2007, from Bionovo, Inc. to Thomas C. Chesterman. (16)

10.16	Amendment Two to Space Lease between Bionovo, Inc. and Fitzsimons Redevelopment Authority. (17)

16.1	Letter regarding change in certifying accountant. (18)

21.1	Subsidiary of registrant. (19)

23.1*	Consent of PMB Helin Donovan, LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Greenberg Traurig LLP. (Contained in Exhibit 5.1 above).

24.1	Power of Attorney. (20)

_______________________

*Filed herewith

(1)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on April 8, 2005.

(2)	Incorporated by reference to the registrant’s Preliminary Proxy Statement on Schedule 14C filed with the SEC on May 17, 2005.

(3)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 4, 2008.

(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on January 7, 2008.

(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2005.

(6)	Incorporated by reference from Exhibit 4 to the registrant’s Form 10-SB 12G filed with the SEC on November 7, 2002.

(7)	Incorporated by reference to the registrant’s Registration Statement on Form SB-2, as amended, initially filed with the SEC on July 5, 2005.

(8)	Incorporated by reference to the registrant’s Amendment No. 1 to its Current Report on Form 8-K/A filed with the SEC on June 3, 2005.

(9)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2006.

(10)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on November 6, 2007.

(11)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on January 22, 2007.

(12)	Incorporated by reference to the registrant’s Registration Statement on Form S-3 filed with the SEC on July 16, 2008.

(13)	Incorporated by reference to the registrant’s Definitive Schedule 14A filed with the SEC on April 17, 2006.

(14)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 13, 2009.

(15)	Incorporated by reference to the registrant’s Amendment No. 5 to its Current Report on Form 8-K/A filed with the SEC on October 19, 2005.

(16)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on July 13, 2007.

(17)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-QSB for the period ended March 31, 2007, filed with the SEC on May 8, 2007.

(18)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2007.

(19)	Incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006.

(20)	Incorporated by reference to the signature pages of the registrant’s Registration Statement on Form S-3 filed with the SEC on August 6, 2008.

(b)           Financial Statement Schedules.  See page F-1.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 5 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on June 26, 2009.

BIONOVO, INC.

By:	/S/ ISAAC COHEN
Name: Isaac Cohen
Title: Chairman, Chief Executive Officer and Chief Scientific Officer (Principal Executive Officer)

By:	/S/ THOMAS C. CHESTERMAN
Name: Thomas C. Chesterman
Title: Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ ISAAC COHEN	Chairman, Chief Executive Officer and Chief Scientific Officer	June 26, 2009
Isaac Cohen	(Principal Executive Officer)

*	Director, President, Chief Regulatory	June 26, 2009
Mary Tagliaferri, M.D., L.Ac	Officer, Secretary and Treasurer

/S/ THOMAS C. CHESTERMAN	Senior Vice President and Chief Financial Officer	June 26, 2009
Thomas C. Chesterman	(Principal Accounting and Financial Officer)

*	Director	June 26, 2009
John Baxter, M.D

*	Director	June 26, 2009
George Butler, Ph.D

*	Director	June 26, 2009
Louis Drapeau

*	Director	June 26, 2009
David Naveh, Ph.D.

*	Director	June 26, 2009
Michael D. Vanderhoof

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the SEC, has signed this Post-Effective Amendment No. 5 on Form S-1 to Registration Statement on Form S-3 on behalf of the person indicated.

/S/ ISAAC COHEN
Isaac Cohen